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                                                                    EXHIBIT 21.1

                            PROCOM TECHNOLOGY, INC.

                      EXHIBIT 21.1 -- LIST OF SUBSIDIARIES

                                             STATE OR JURISDICTION
          NAME OF LEGAL ENTITY                 OF INCORPORATION
          --------------------               ---------------------

Procom Technology FSC                        U.S. Virgin Islands
Megabyte Computerhandels AG                  Germany
Invincible Technology Acquisition Corp.      Massachusetts
Procom AG, formerly known as Pera AG         Switzerland
Gigatek SRL                                  Italy


          All are wholly-owned subsidiaries of Procom Technology, Inc.

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